Significant subsidiaries
The following table shows significant subsidiaries and significant equity accounted companies within the

Equinor group as of

31 December 2023.
Significant subsidiaries and significant equity accounted companies
Name in %
Country of
incorporation Name in %
Country of
incorporation
BeGreen ApS 100 Denmark Equinor International Netherlands BV 100 Netherlands
Danske Commodities A/S 100 Denmark Equinor Natural Gas LLC 100 USA
Equinor Angola Block 17 AS 100 Norway Equinor New Energy AS 100 Norway
Equinor Apsheron AS 100 Norway Equinor Nigeria Energy Company Ltd. 100 Nigeria
Equinor Argentina SAU 100 Argentina Equinor Refining Norway AS 100 Norway
Equinor Brasil Energia Ltda. 100 Brazil Equinor Renewables B.V. 100 Netherlands
Equinor Canada Ltd. (Group) 100 Canada Equinor UK Ltd. (Group) 100 United Kingdom
Equinor Dezassete AS 100 Norway Equinor US Holding Inc. (Group) 100 USA
Equinor Energy AS 100 Norway Equinor Ventures AS 100 Norway
Equinor Energy do Brasil Ltda. 100 Brazil Equinor Wind Power AS 100 Norway
Equinor Energy International AS 100 Norway Equinor Wind US LLC 100 USA
Equinor Holding Netherlands BV 100 Netherlands Horus Investimentos SA 100 Brazil
Equinor In Salah AS 100 Norway Triton Power Holdings Ltd.
1
50 United Kingdom
Equinor Insurance AS 100 Norway
1) Equity accounted entities.
For investments, voting rights correspond to ownership.